Exhibit 99.6

TRADITION TRANSPORTATION GROUP, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2021 AND 2020

TRADITION TRANSPORTATION GROUP, INC.

AND SUBSIDIARIES

TABLE OF CONTENTS

DECEMBER 31, 2021 AND 2020

i

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Tradition Transportation Group, Inc. and Subsidiaries Angola, Indiana

Opinion

We have audited the accompanying consolidated financial statements of Tradition Transportation Group, Inc. and subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the changes in their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

1

REPORT OF INDEPENDENT AUDITORS (Continued)

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgement and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information included on pages 18 through 19 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

2

REPORT OF INDEPENDENT AUDITORS (Continued)

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Carmel, Indiana April 12, 2022

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TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020

ASSETS

Current assets
Cash	$68,185	$83,393
Contract receivables, net	9,787,299	6,672,995
Contract assets	3,704,216	1,222,247
Prepaid expenses and other	951,191	742,351
Total current assets	14,510,891	8,720,986

Property and equipment, net	13,535,972	14,454,133
Other assets	1,019,211	777,818
Goodwill, net	427,455	486,413
	$29,493,529	$24,439,350

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Cash overdraft	$22,873	$–
Line of credit	3,238,737	3,140,938
Current maturities of long-term debt	2,657,431	3,470,204
Accounts payable	4,420,114	2,480,635
Accrued expenses	1,628,018	638,981
Contract liabilities	86,471	562,650
Total current liabilities	12,053,644	10,293,408

Long-term debt, net	8,861,925	9,672,927
Deferred income taxes	2,106,000	988,000
Total liabilities	23,021,569	20,954,335

Stockholders' equity
Common stock, no par value, 10,000,000 shares authorized; 745,196 issued and outstanding	1,178,680	1,178,680
Retained earnings	5,293,280	2,306,335
Total stockholders' equity	6,471,960	3,485,015
	$29,493,529	$24,439,350

See accompanying notes to consolidated financial statements.

4

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Contract revenues
Freight contract revenue	$47,549,777	$38,713,490
Brokerage revenue	33,211,039	7,059,381
Equipment lease revenue	6,934,568	4,219,403
	87,695,384	49,992,274

Warehouse lease revenue	7,762,131	5,247,966

Cost of revenue	79,761,364	45,320,244

Gross profit	15,696,151	9,919,996

General and administrative expenses	11,510,850	8,473,271
Income from operations	4,185,301	1,446,725

Other income (expense)
Interest expense	(941,273)	(995,900)
Gain (Loss) on disposal of equipment	270,481	(13,609)
Fuel rebates	612,010	438,155
Contribution revenue - PPP loan (Note 4)	–	1,404,100
Other income	8,426	115,152
Total other income (expense)	(50,356)	947,898

Income before income tax benefit	4,134,945	2,394,623

Income tax expense	(1,148,000)	(656,000)
Net income	$2,986,945	$1,738,623

See accompanying notes to consolidated financial statements.

5

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2021 AND 2020

	Common Stock	Retained Earnings	Total

Balances, December 31, 2019	$1,178,680	$567,712	$1,746,392

Net income	–	1,738,623	1,738,623

Balances, December 31, 2020	1,178,680	2,306,335	3,485,015

Net income	–	2,986,945	2,986,945

Balances, December 31, 2021	$1,178,680	$5,293,280	$6,471,960

See accompanying notes to consolidated financial statements.

6

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Operating activities
Net income	$2,986,945	$1,738,623
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	2,804,531	2,629,926
Amortization of goodwill	58,958	58,960
Amortization of debt issuance costs	7,136	–
Bad debt expense	80,950	21,800
Deferred income taxes	1,118,000	656,000
Loss (Gain) on disposition of property and equipment	(270,481)	13,609
Changes in operating assets and liabilities:
Contract receivables, net	(3,195,254)	(3,395,634)
Contract assets	(2,481,969)	(917,699)
Prepaid expenses and other	(450,233)	(399,397)
Accounts payable	1,939,479	1,011,170
Accrued expenses	989,037	344,017
Contract liabilities	(476,179)	395,764
Net cash flows from operating activities	3,110,920	2,157,139

Investing activities
Proceeds from sale of property and equipment	868,149	502,792
Purchase of property and equipment	(877,811)	(416,937)
Net cash flows from investing activities	(9,662)	85,855

Financing activities
Increase (decrease) in cash overdraft	22,873	(171,831)
Borrowings on line of credit, net	97,799	457,938
Repayments of long-term debt	(2,915,288)	(2,390,371)
Debt issuance costs incurred	(321,850)	–
Advances from related parties	–	(92,692)
Net cash flows from financing activities	(3,116,466)	(2,196,956)

Net change in cash	(15,208)	46,038

Cash, beginning of year	83,393	37,355

Cash, end of year	$68,185	$83,393

Supplemental disclosure of cash flow information:
Cash payments for interest	$949,680	$959,158

Non-cash investing and financing activities:
Property and equipment acquired through long-term debt	$1,606,227	$576,461
Equipment acquired through asset trade-in	$612,000	$–
Long-term debt refinanced	$10,912,763	$–

See accompanying notes to consolidated financial statements.

7

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Business

The accompanying consolidated financial statements include the accounts of Tradition Transportation Group, Inc. (Corporation) and its wholly owned subsidiaries, Tradition Transportation Company, LLC (Trucking), Tradition Leasing Systems, LLC (Leasing), Tradition Logistics LLC (Logistics), and Freedom Freight Solutions LLC (Freight), collectively referred to as the "Company". All material intercompany transactions have been eliminated in consolidation.

Corporation was formed as a holding company and provides management services for the subsidiaries.

Trucking specializes in the transportation of freight, both local and long-haul.

Leasing acquires commercial over-the-road tractors, enters into lease agreements with owner- operators, and to liquidate through the sale and auction of excess tractor inventory.

Logistics provides time-sensitive warehousing, logistics, and freight management on a national and international basis.

Freight specializes in freight brokering services provided to third parties.

The significant accounting policies followed by the Company in the preparation of the consolidated financial statements are summarized below:

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Contract Receivables

Contract receivables consist of amounts billed to customers in exchange for services provided. Delinquent receivables are written off based on credit evaluations and specific circumstances of the customer. Contract receivables opening balance as of January 1, 2020 was $3,299,161.

The Company evaluates its contract receivables and establishes an allowance for doubtful accounts, based on an evaluation of historical losses, current economic conditions, and other factors unique to the Company’s customer base. Management has determined that an allowance for doubtful accounts of $85,803 and $21,800 was necessary at December 31, 2021 and 2020, respectively.

8

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Property and Equipment

Property and equipment are recorded at cost and depreciated to residual values over their estimated useful service lives using the straight-line method. Major repairs to property and equipment are capitalized while minor repairs are expensed as incurred. The ranges of estimated useful lives are as follows:

Description	Ranges of Useful Lives

Tractors, trailers, and vehicles	5 to 6 years
Warehouse equipment	5 to 7 years
Office furniture, equipment, and software	3 to 7 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. During the years ended December 31, 2021 and 2020, there was no impairment loss recognized for long-lived assets.

Goodwill

The Company amortizes goodwill over 10 years and tests goodwill for impairment at the entity level, if any impairment test is required. The Company has determined that no triggering event has occurred in 2021 or 2020 that requires goodwill to be tested for impairment. Because determining whether a triggering event has occurred and testing goodwill impairment necessarily involves the use of estimates, it is at least reasonably possible that the Company’s evaluation of goodwill could significantly change in the future. Goodwill acquired in an acquisition in 2019 has an aggregate gross carrying amount of $589,592 and accumulated amortization of $162,137 and $103,179 as of December 31, 2021 and 2020, respectively. Amortization expense related to goodwill was $58,958 and $58,960 during 2021 and 2020, respectively. Amortization expense is expected to approximate $58,960 each year through 2028 and approximate $14,735 in 2029.

Revenue Recognition

Freight Contracts

The Company recognizes freight contract revenue for financial reporting purposes over time, as performances obligations are satisfied, due to the continuous transfer of control to the customer. Freight contracts are generally accounted for as a single unit of account (a single performance obligation), and not segmented between types of services. Progress toward completion of the Company’s freight contracts is measured by the percentage of miles traveled to date and estimated total mileage for each freight contract. This method is used because management considers miles incurred to be the best available measure of progress on uncompleted freight contracts. Freight contracts have a typical contract duration of less than one month.

9

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Brokerage Services

Revenues from all brokerage services are recognized upon delivery as the Company acts as an agent. Performance obligations are satisfied upon delivery by a third party. Brokerage contracts have a typical contract duration of one month or less.

Equipment Lease Income

Equipment lease revenue is primarily revenue generated from equipment leased to owner operators who haul loads for the Company. The Company recognizes equipment lease income based on the terms of the lease agreement. The lease income primarily results in lease income recognized ratably over the life of the lease agreement.

Warehouse Lease Income

The Company recognizes warehouse lease income based on the terms of the lease agreement. The lease income primarily results in lease income recognized ratably over the life of the lease agreement.

Transaction Price and Amounts Allocated to Performance Obligations

Generally, the transaction price in a contract is known at contract inception and is allocated to the performance obligations based upon the stand-alone selling prices of the promised services.

Contract Assets and Liabilities

Contract assets represent revenues recognized and performance obligations satisfied in advance of customer billing. Contract liabilities represent payments received from customer in advance of the satisfaction of performance obligations under the contract. As of January 1, 2020, contract assets and contract liabilities were approximately $304,548 and $166,886, respectively.

Practical Expedients

The Company does not enter into contracts in which the period between transfer of services to the customer and payment by the customer is greater than one year. Therefore, the consideration amounts are not adjusted for the time value of money.

The Company has made an accounting policy election to recognize any incremental costs to obtain a contract as an expense when incurred as these costs are not material.

The Company has also made an accounting policy election to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are collected by the Company from its customers.

10

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Income Taxes

Corporation is a taxable entity taxed as a C corporation. Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. The principal temporary differences relate to the depreciable lives and salvage values of property and equipment, net operating loss carryforward, and amortization of organizational costs for tax purposes.

Leasing, Logistics, Freight, and Trucking are wholly owned subsidiaries of Corporation and are not subject to federal and state income tax and their net taxable income or loss are included in the tax returns of Corporation.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by various federal and state taxing authorities. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2021 and 2020, there are no uncertain positions taken or expected to be taken that would require recognition of a liability of disclosure in the accompanying consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

The Company has filed its federal and state income tax returns for periods through December 31, 2020. These income tax returns are generally open to examination by the relevant taxing authorities for a period of three years from the later of the date the return was filed of its due date (including approved extensions).

Accounting Standard Not Yet Adopted

On February 25, 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). This new standard, which the Company is required to adopt in its year ending December 31, 2022, is intended to improve financial reporting about leasing transactions by requiring entities that lease assets to recognize on their balance sheet the assets and liabilities for the rights and obligations created by those leases, and to provide additional disclosures regarding the leases. Leases with terms (as defined in the ASU) of twelve months or less are not required to be reflected on an entity’s balance sheet.

The Company is presently evaluating the effects that this ASU will have on its future consolidated financial statements, including related disclosures.

Subsequent Events

The Company evaluates events occurring subsequent to the date of the consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the consolidated financial statements. Subsequent events have been evaluated through April 12, 2022, which is the date the consolidated financial statements were available to be issued.

11

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2021	2020
Tractors	$16,143,286	$16,395,867
Trailers	5,310,612	4,363,097
Software	81,148	–
Vehicles	92,905	74,055
Warehouse equipment	9,292	9,292
Office furniture and equipment	313,131	222,438
	21,950,374	21,064,749
Accumulated depreciation	8,414,402	6,610,616
	$13,535,972	$14,454,133

Tractors and trailers include assets acquired pursuant to capital leases with original costs of $587,475 and $1,897,181 at December 31, 2021 and 2020, respectively, and accumulated amortization of $69,287 and $424,134. Amortization of equipment acquired pursuant to capital leases is included with depreciation expense for owned assets.

During 2021, the Company refinanced $1,224,104 of outstanding balances on certain capital lease agreements. The total net book value of capital lease assets refinanced during the year was $1,174,473.

3.	LINE OF CREDIT

At December 31, 2021, the Company has a $7,000,000 ($4,000,000 at December 31, 2020 with its predecessor bank) line of credit agreement with a bank that expires May 2022. Borrowings under the agreement bear interest at the prime rate plus 1% (4.25% at December 31, 2021). The line of credit has commercial sweep feature connected to certain Company checking accounts. If these accounts fall below the target balance of zero, the excess funds will be automatically borrowed from the line of credit. The Company has outstanding borrowings under the line of credit of $3,238,737 and $3,140,938 at December 31, 2021 and 2020, respectively.

The line of credit is secured by substantially all assets of the Company and personally guaranteed by certain shareholders of the Company. The credit agreement is cross collateralized with the other Company loans held by its primary bank (Note 4). The credit agreement places certain restrictive covenants on the Company including requiring a minimum cash flow coverage ratio, minimum tangible net worth, and maximum debt to tangible net worth ratio.

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TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

4.	LONG-TERM DEBT

Long-term debt consists of the following at December 31:

	2021	2020

Notes payable to bank; payable in varying monthly installments of principal and interest ranging from $1,362 to $27,322. Notes were refinanced with a new bank in July 2021 and October 2021	$–	$2,687,082

Installment notes payable to various financial institutions bearing interest ranging from 5.52% to 8.80%; payable in various monthly installments. Notes were refinanced with new lenders in July 2021 and September 2021	–	9,046,930

Capital lease obligations; interested imputed from 2.01% to 12.0% (weighted average 8.5% at December 31, 2020) and payable in varying monthly installments. Leases were refinanced with a new lenders in July 2021 and October 2021	–	1,409,119

Notes payable to new primary bank bearing interest of 4%; payable in various monthly installments through July 2026; secured by guarantees of certain shareholders and related entities, and secured by substantially all business assets	6,303,914	–

Installment notes payable to various financial institutions bearing interest of 3.75% and 4%; payable in various monthly installments through October 2026; secured by guarantees of certain shareholders and related entities, and secured by related equipment with a net book value of $5,710,605 at December 31, 2021	5,006,853	–

Capital lease obligations; bearing interest of 3.25% and 8.48%; payable in varying monthly installments through May 2026	523,303	–
	11,834,070	13,143,131
Less unamortized debt issuance costs	(314,714)	–
Current maturities of long term debt	(2,657,431)	(3,470,204)
	$8,861,925	$9,672,927

The above notes payable to primary bank are cross collateralized with all loans with primary bank including those in Note 3. The notes are subject to certain restrictive covenants on the Company including requiring a minimum cash flow coverage ratio, minimum tangible net worth, and maximum debt to tangible net worth ratio.

13

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

PPP Loan

On April 9, 2020, the Company received a low interest loan in the amount of $1,404,100 under the Paycheck Protection Program (PPP) administered by the Small Business Administration (SBA). The PPP loan is unsecured, bears interest at 1% and funds advanced under the program are subject to forgiveness, if certain criteria is met, with the remaining balance repayable within two years of disbursement. The PPP loan is forgivable to the extent that employers incur and spend the funds on qualified expenditures, which include payroll, employee health insurance, rent, utilities and interest costs during the covered period (as defined). In addition, employers must maintain specified employment and wage levels during the pandemic, and submit adequate documentation of such expenditures to qualify for loan forgiveness.

The Company has elected to treat this loan as a government grant in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 958-605, whereby income is recognized when conditions of forgiveness have been substantially met. The Company determined that conditions of forgiveness were substantially met at December 31, 2020, as such, $1,404,100 was recognized in other income in the consolidated statement of income for 2020.

On February 10, 2021, the Company, was legally released by its creditor and notified by the SBA its loan had been forgiven. The SBA retains the right to audit the forgiveness of the loan for six years.

The scheduled maturities of long-term debt as of December 31, 2021 are as follows:

Year Ending	Promissory Notes	Capital Leases	Total
2022	$2,544,965	$112,466	$2,657,431
2023	2,650,313	116,275	2,766,588
2024	2,707,392	120,563	2,827,955
2025	2,353,601	121,988	2,475,589
2026	1,054,496	52,011	1,106,507
	$11,310,767	$523,303	$11,834,070

The scheduled maturities of capital leases are net of imputed interest of $39,449 at December 31, 2021.

5.	OPERATING LEASES

Company as a Lessor

Leasing leases tractor and trailer equipment under the terms of operating lease agreements to drivers hauling loads for Freight or Trucking. The leases are non-cancelable, but Leasing does not enforce the lease other than retaining possession of the tractor, trailer, and original deposits made. Due to the turnover of drivers and limited enforcement of the lease agreements, management has not disclosed future minimum lease payments to be received. Lease revenue earned under the terms of the equipment leases was $5,196,016 and $3,151,660 for the years ended December 31, 2021 and 2020, respectively. The Company also has short term rentals on trailers of $1,738,552 and $1,067,743 for the years ended December 31, 2021 and 2020, respectively.

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TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Company also leases warehouse space primarily under short-term leases. The Company has three non-cancelable leases that extend through April 2023. Future minimum lease revenue under these leases amounts to $2,208,824 and $576,000 for 2022 and 2023, respectively. Lease revenue earned under the terms of warehouse leases was $7,762,132 and $5,247,966 for the years ended December 31, 2021 and 2020, respectively.

Company as a Lessee

The Company leases tractor and trailer equipment under the terms of operating leases which expire at various dates through March 31, 2026.

The Company leases facility office, warehouse and hub facilities under the terms of operating leases which expire at various dates through October 31, 2022.

The Company also leases various types of equipment, from unrelated third parties, which generally have terms of 30 days or less and may be canceled at any time. All other leases are informal and/or cancelable.

At December 31, 2021, the future minimum lease payments required under non-cancelable operating leases and are as follows:

Year Ending December 31,	Amount
2022	$2,523,550
2023	831,842
2024	220,209
2025	19,548
2026	4,887
Total	$3,600,036

Total rent expense for all operating leases was $6,837,127 and $5,559,211 for the years ended December 31, 2021 and 2020, respectively.

6.	INCOME TAXES

Income tax expense consists of the following for the year ended December 31:

	2021	2020

Federal
Current	$–	$–
Deferred	911,253	606,625

State	911,253	606,625
Current	30,000	–
Deferred	206,747	49,375
	236,747	49,375
Total	$1,148,000	$656,000

Current state income taxes due at December 31, 2021 are included in “accrued expenses” on the consolidated balance sheet.

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TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The deferred income tax liability components are as follows as of December 31:

	2021	2020
Deferred tax asset for temporary differences:
Net operating loss carryforward	$1,258,000	$2,721,000
Goodwill	14,000	9,000
Deferred tax liability for temporary differences:
Tax depreciation in excess of book depreciation	(3,378,000)	(3,718,000)
Total	$(2,106,000)	$(988,000)

At December 31, 2021, the Company has net operating loss carry forwards available to offset federal taxable income of approximately $4,840,000 which begin to expire in year 2038.

7.	CONCENTRATIONS

The Company maintains its cash in bank deposit accounts that at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

At December 31, 2021, one customer accounted for 16% of total accounts receivable and this same customer accounted for 13% of net revenues during 2021.

8.	SUBSEQUENT EVENT

Subsequent to year end, the Company formed a wholly owned subsidiary Anthem Anchor Bolts & Fasteners, LLC. On January 31, 2022, Anthem Anchor Bolts & Fasteners then acquired the assets of EDSCO Holding Company, LLC for $477,919. Anthem Anchor Bolts & Fasteners is a manufacturer of custom smooth-bar ancho bolts.

9.	CONTINGENCIES

The Company is subject to disputes or certain claims arising in the ordinary course of business. The Company insures against such risks through participation in a loss prevention fund that receives and manages all claims. Amounts are paid in as determined by the loss prevention fund which resulted in a prepaid amount of $134,441 and $147,862 at December 31, 2021 and 2020, respectively.

On March 11, 2020, the World Health Organization declared Coronavirus (COVID-19) a pandemic. The continued spread of COVID-19, or any similar outbreaks in the future, may adversely impact the local, regional, national and global economies. The extent to which COVID-19 impacts the Company’s operating results is dependent on the breadth and duration of the pandemic and could be affected by other factors management is not currently able to predict. Potential impacts include, but are not limited to, additional costs for responding to COVID-19, shortages of personnel, shortages of supplies, and delays, loss of, or reduction to, revenue. Management believes the Company is taking appropriate actions to respond to the pandemic, however, the full impact is unknown and cannot be reasonably estimated at the date the consolidated financial statements were available to be issued.

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SUPPLEMENTARY INFORMATION

17

TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021

ASSETS

	Corporation	Leasing	Logistics	Trucking	Freight	Elimination Entries	Consolidated

Current assets
Cash	$998	$26,497	$1,591	$38,854	$245	$–	$68,185
Contract receivables, net	–	–	667,449	4,381,316	4,738,534	–	9,787,299
Related party receivables	1,406,100	2,064,764	1,782,903	1,048,482	2,084,064	(8,386,313)	–
Contract assets	–	–	649,531	1,110,257	1,944,428	–	3,704,216
Prepaid expenses and other	15,000	71,911	1,474	790,894	71,912	–	951,191
Total Current Assets	1,422,098	2,163,172	3,102,948	7,369,803	8,839,183	(8,386,313)	14,510,891
Property and equipment, net	–	12,736,368	69,749	707,352	22,503	–	13,535,972
Other assets	–	–	187,417	827,618	4,176	–	1,019,211
Goodwill, net	427,455	–	–	–	–	–	427,455
Investment in subsidiary	589,088	–	–	–	–	(589,088)	–
	$2,438,641	$14,899,540	$3,360,114	$8,904,773	$8,865,862	$(8,975,401)	$29,493,529

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Cash Overdraft	$–	$–	$–	$–	$22,873	$–	$22,873
Line of credit	–	–	146,006	2,923,273	169,458	–	3,238,737
Current maturities of long-term debt	–	2,655,635	1,796	–	–	–	2,657,431
Accounts payable	–	25	173,338	732,850	3,513,901	–	4,420,114
Related party payables	26,754	1,404,100	1,281,919	3,878,573	1,794,967	(8,386,313)	–
Accrued expenses	52,480	28,335	101,636	558,375	887,192	–	1,628,018
Contract liabilities	–	6,484	79,987	–	–	–	86,471
Total current liabilities	79,234	4,094,579	1,784,682	8,093,071	6,388,391	(8,386,313)	12,053,644

Long-term debt, net	–	8,857,500	4,425	–	–	–	8,861,925

Deferred income taxes	2,106,000	–	–	–	–	–	2,106,000
Total liabilities	2,185,234	12,952,079	1,789,107	8,093,071	6,388,391	(8,386,313)	23,021,569

Stockholders' equity
Common stock	1,178,680	–	–	–	–	–	1,178,680
Member's contribution	–	654,297	–	(65,209)	–	(589,088)	–
Retained earnings	(925,273)	1,293,164	1,571,007	876,911	2,477,471	–	5,293,280
Total stockholders' equity	253,407	1,947,461	1,571,007	811,702	2,477,471	(589,088)	6,471,960
	$2,438,641	$14,899,540	$3,360,114	$8,904,773	$8,865,862	$(8,975,401)	$29,493,529

See report of independent auditors.

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TRADITION TRANSPORTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2021

	Corporation	Leasing	Logistics	Trucking	Freight	Elimination Entries	Consolidated

Contract revenues
Freight contract revenue	$–	$–	$–	$50,424,612	$–	$(2,874,835)	$47,549,777
Brokerage revenue	–	–	–	–	30,336,204	2,874,835	33,211,039
Equipment lease revenue	–	7,152,967	–	1,738,552	–	(1,956,951)	6,934,568
	–	7,152,967	–	52,163,164	30,336,204	(1,956,951)	87,695,384

Warehouse lease revenue	–	–	7,762,131	–	–	–	7,762,131

Cost of revenues	–	4,646,414	4,804,345	45,205,927	27,061,629	(1,956,951)	79,761,364

Gross profit	–	2,506,553	2,957,786	6,957,237	3,274,575	–	15,696,151

General and administrative expenses	64,199	771,186	2,440,999	6,354,819	1,879,647	–	11,510,850

Income (loss) from operations	(64,199)	1,735,367	516,787	602,418	1,394,928	–	4,185,301

Other income (expense)
Interest expense	–	(791,742)	(18,758)	(105,735)	(25,038)	–	(941,273)
Gain on disposal of equipment	–	270,481	–	–	–	–	270,481
Fuel rebates	–	–	–	612,010	–	–	612,010
Other income	–	–	–	8,426	–	–	8,426
Total other income (expense)	–	(521,261)	(18,758)	514,701	(25,038)	–	(50,356)

Income (loss) before income tax expense	(64,199)	1,214,106	498,029	1,117,119	1,369,890	–	4,134,945

Income tax expense	(1,148,000)	–	–	–	–	–	(1,148,000)

Net income (loss)	$(1,212,199)	$1,214,106	$498,029	$1,117,119	$1,369,890	$–	$2,986,945

See report of independent auditors.

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